UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

PARK CITY GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-34941	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5282 South Commerce Drive, Suite D292, Murray, Utah 84107
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	PCYG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2019, Park City Group, Inc. (the “Company”) and John Merrill entered into an employment agreement (the “Agreement”) in connection with Mr. Merrill’s recent appointment as the Company’s Chief Financial Officer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Pursuant to the Agreement, Mr. Merrill shall (i) serve as the Company’s Chief Financial Officer and Principal Accounting Officer for a term of three years commencing on May 16, 2019 (the “Effective Date”), subject to further renewal upon agreement of the parties; (ii) be subject to a non-competition requirement for six months after his termination, and shall be entitled to receive a cash payment in the amount equal to six months’ Base Salary (as defined below) in the event that the Company elects to enforce such provision; (iii) be subject to a non-solicitation requirement for six months after his termination; and (iii) be entitled to receive the following compensation for his services: (a) a base salary of $225,000 per year (“Base Salary”), (b) an annual bonus of up to 50% of Mr. Merrill’s Base Salary, payable quarterly in either cash or stock at the election of Mr. Merrill, based on certain milestones that are yet to be determined, (c) a grant of 19,800 restricted shares of the Company’s common stock, which shall vest in three equal annual installments starting one year from the Effective Date, (d) 20 days of paid vacation, (e) participate in full employee health benefits, (f) reimbursement for all reasonable expenses incurred in connection with his services to the Company, and (g) a $300 monthly stipend to cover certain other out of pocket costs.

In the event Mr. Merrill’s employment is terminated by the Company for Cause, as defined in the Agreement, or by Mr. Merrill voluntarily, then Mr. Merrill shall not be entitled to receive any payments beyond amounts already earned, and any un-vested equity securities shall terminate. In the event that Mr. Merrill’s employment is terminated as a result of an Involuntary Termination Other than for Cause, as defined in the Agreement, Mr. Merrill shall be entitled to receive the following compensation: (i) a cash payment in the amount equal to six months’ Base Salary, (ii) health benefits for six months after his termination, and (ii) all unvested equity securities shall vest in full on the date of termination.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the same, attached to this Current Report on Form 8-K as Exhibits 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP INC.

Date: May 31, 2019	By:	/s/ Ed Clissold
Ed Clissold
General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement by and between Park City Group, Inc. and John Merrill, dated May 29, 2019